Exhibit 99.1

NEWS RELEASE

GRAY ANNOUNCES UPSIZING AND PRICING OF

$750.0 MILLION OF 7.0% SENIOR NOTES DUE 2027

Atlanta, Georgia – November 1, 2018. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN and GTN.A) announced today the pricing of its previously announced private offering of $750.0 million aggregate principal amount of 7.0% senior notes due 2027 (the “Notes”) by Gray Escrow, Inc., a special purpose wholly owned subsidiary of Gray (the “Escrow Issuer”). This represents an increase of $250.0 million over the amount previously announced. The Notes were priced at 100% of par. The offering of the Notes is expected to close on November 16, 2018, subject to customary closing conditions, at which time the proceeds of the offering will be funded into an escrow account.

The Notes are being offered to finance, together with cash on hand and anticipated debt facilities and indebtedness of Gray, the acquisition of Raycom Media, Inc. (the “Raycom Merger”), which was previously announced on June 25, 2018, and is expected to close in December 2018. If the Raycom Merger is consummated and certain other conditions are satisfied, the net proceeds from the offering will be released from escrow to fund the Raycom Merger, the Escrow Issuer will merge with and into Gray and Gray will become the primary obligor under the Notes (the “Assumption”).

Following the Assumption, the Notes will be guaranteed, jointly and severally, by each existing and future restricted subsidiary of Gray that guarantees Gray’s existing senior credit facility.

The Notes and related guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are not statements of historical facts, and may include, among other things, statements regarding our current expectations and beliefs as to our ability to consummate the offering of Notes, the intended use of proceeds thereof, other pending transactions, and other future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2017, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and may be contained in reports subsequently filed with the SEC and available at the SEC’s website at www.sec.gov.

Gray Contacts:

www.gray.tv

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-504-9828

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